Exhibit 99.1

Cambium Networks Reports First Quarter 2024 Financial Results

•
Revenues of $42.3 million, increased 5% sequentially, and decreased 45% year-over-year
•
Gross margin of 20.5%, non-GAAP(1) gross margin of 22.7%
•
Operating loss of $21.0 million, non-GAAP(1) operating loss of $16.7 million
•
Net loss of $26.4 million or a loss of $0.95 per diluted share, non-GAAP(1) net loss of $12.7 million or a loss of $0.46 per diluted share
•
Adjusted EBITDA(1) loss of $15.5 million or (36.7)% of revenues

HOFFMAN ESTATES, Ill., May 9, 2024 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the first quarter 2024 ended March 31, 2024.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q1 2024	Q4 2023	Q1 2023	Q1 2024	Q4 2023	Q1 2023
Revenues	$42.3	$40.2	$77.4	$42.3	$40.2	$77.4
Gross margin	20.5%	(27.4)%	51.2%	22.7%	(25.1)%	52.1%
Operating margin	(49.6)%	(103.5)%	7.2%	(39.5)%	(90.6)%	12.2%
Net (loss) income	$(26.4)	$(52.9)	$4.3	$(12.7)	$(28.2)	$6.8
Adjusted EBITDA margin				(36.7)%	(87.5)%	13.4%

1Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the for the first quarter 2024 ended March 31, 2024.

“I’m pleased we delivered sequential growth during the first quarter as the Enterprise business has started to recover and we reduced channel inventories. We are at the start of a new product cycle for our Point-to-Multi-Point business with the Federal Communications Commission’s (FCC’s) approval of 6 GHz spectrum,” said Morgan Kurk, president and CEO.

Kurk continued, “While we have a lot of hard work ahead of us, Cambium is well positioned to deliver sequential growth for the remainder of calendar 2024, and we continue to work to improve our operating efficiency to drive increased cash generation.”

Revenues of $42.3 million for the first quarter 2024 decreased $35.1 million year-over-year primarily as a result of lower revenues across all product families. Revenues for the first quarter 2024 increased by $2.1 million compared to $40.2 million for the fourth quarter 2023, primarily due to higher Enterprise revenues in North America and Europe, Middle-East, and Africa as channel inventories begin to improve, partially offset by lower Point-to-Point revenues due to delays in government funding for defense orders in North America and Europe, and lower Point-to-Multi-Point revenues due to delays in the timing of approval for 6 GHz products in the United States and its territories.

GAAP gross margin for the first quarter 2024 was 20.5%, compared to 51.2% for the first quarter 2023, and (27.4%) for the fourth quarter 2023. GAAP operating loss for the first quarter 2024 was $21.0 million, compared to operating income of $5.6 million for the first quarter 2023, and operating loss of $41.6 million for the fourth quarter 2023. GAAP net loss for the first quarter 2024 was $26.4 million, or net loss of $0.95 per diluted share, compared to net income of $4.3 million, or net earnings of $0.15 per diluted share for the first quarter 2023, and a net loss of $52.9 million, or net loss of $1.91 per diluted share for the fourth quarter 2023.

Non-GAAP gross margin for the first quarter 2024 was 22.7%, which included $7.0 million in inventory reserves and additional supplier commitments, and compared to 52.1% for the first quarter 2023, and (25.1)% for the fourth quarter 2023 which included an $11 million reduction in revenues as the result of price incentives provided to distributors, and inventory reserves of approximately $21.2 million mostly for Enterprise products. Non-GAAP operating loss for the first quarter 2024 was $16.7 million, compared to non-GAAP operating income of $9.4 million for the first quarter 2023, and a non-GAAP operating loss of $36.4 million for the fourth quarter 2023. Non-GAAP net loss for the first quarter 2024 was $12.7 million, or a net loss of $0.46 per diluted share, compared to net income of $6.8 million, or net earnings of $0.24 per diluted share for the first quarter 2024, and net loss of $28.2 million, or a net loss of $1.01 per diluted share for the fourth quarter 2023. For the first quarter 2024, adjusted EBITDA was a loss of $15.5 million or (36.7)% of revenues, compared to adjusted EBITDA of $10.4 million or 13.4% of revenues for the first quarter 2023, and an adjusted EBITDA loss of $35.2 million or (87.5)% of revenues for the fourth quarter 2023.

Net cash used in operating activities was $15.6 million for the first quarter 2024, compared to net cash used in operating activities of $6.0 million for the first quarter 2023, and net cash used in operating activities of $6.2 million for the fourth quarter 2023. Cash totaled $38.7 million as of March 31, 2024, $20.0 million higher than December 31, 2023.

First Quarter 2024 Highlights

•
Revenues of $42.3 million, increased 5% sequentially, and was lower by 45% year-over-year.
•
GAAP net loss of $26.4 million or a net loss of $0.95 per diluted share, non-GAAP net loss of $12.7 million or a net loss of $0.46 per diluted share, compared to GAAP net income of $4.3 million, or net earnings of $0.15 per diluted share for the first quarter 2023, and non-GAAP net income of $6.8 million or net earnings of $0.24 per diluted share for the first quarter 2023.
•
Adjusted EBITDA was a loss of $15.5 million or (36.7)% of revenues, compared to adjusted EBITDA of $10.4 million or 13.4% of revenues for the first quarter 2023.
•
Net cash used in operating activities was $15.6 million, compared to net cash used in operating activities of $6.0 million for the first quarter 2023.
•
Surpassed 23 million radios shipped since becoming a standalone company.
•
Devices under cnMaestro™ cloud management increased 15% year-over-year.

Cambium Networks’ financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably foreseeable; however, actual results may differ materially from the outlook.

Second Quarter 2024 Financial Outlook

Taking into account our current visibility, the financial outlook as of May 9, 2024, for the second quarter ending June 30, 2024, is as follows:

•
Revenues between $43.0-$48.0 million

•
GAAP gross margin between 37.9%-39.9%; and non-GAAP gross margin between 40.0%-42.0%
•
GAAP operating expenses between $27.7-$28.7 million; and non-GAAP operating expenses between $24.6-$25.6 million
•
GAAP operating loss between $9.6-$11.4 million; and non-GAAP operating loss between $5.4-$7.4 million
•
Interest expense, net, of approximately $1.8 million
•
GAAP net loss between $11.3-$13.2 million or a net loss between $0.40 and $0.47 per diluted share; and non-GAAP net loss between $5.4-$6.9 million or a net loss between $0.19 and $0.24 per diluted share
•
Adjusted EBITDA loss between $4.2-$6.2 million; and adjusted EBITDA margin between (8.8)%-(14.4)%
•
GAAP effective tax rate not meaningful; and a non-GAAP effective tax benefit of approximately 25%
•
Approximately 28.0 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•
Paydown of debt: $0.7 million
•
Cash interest expense: approximately $1.7 million
•
Capital expenditures: $1.5-$2.5 million

Full Year 2024 Financial Outlook

•
Revenues between $205.0-$225.0 million, a decrease of approximately 7% to up 2%
•
GAAP gross margin approximately 38.0%; and non-GAAP gross margin approximately 40.0%
•
GAAP net loss between $34.2-$42.8 million or a net loss between $1.22 and $1.53 per diluted share; and non-GAAP net loss between $11.6-$18.0 million or between a net loss between $0.41 and $0.64 per diluted share
•
Adjusted EBITDA margin between (2.2)%-(6.8)%

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, May 9, 2024. To join the financial results live webcast and view additional materials which will be posted to the investor website, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.

To access the live conference call by phone, listeners should register in advance at https://register.vevent.com/register/BIa49474c45d8f4fc9b8063983dae84925. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

In addition, Cambium Networks president & CEO, Morgan Kurk will present and hold one-on-one meetings with investors virtually on Thursday, May 16, 2024, at the Needham Technology, Media, & Consumer Conference, and on Tuesday, June 25, 2024, at the Northland Growth Conference.

About Cambium Networks

Cambium Networks enables service providers, enterprises, industrial organizations, and governments to deliver exceptional digital experiences, and device connectivity, with compelling economics. Our ONE Network platform simplifies management of Cambium Networks wired and wireless broadband and network edge technologies. Our customers can focus more resources on managing their business rather than the network. We make connectivity that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning our expected next quarter revenues, net income and cash. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2024. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our ability to meet the financial and other covenants under our secured credit facilities; our ability to predict and respond to emerging technological trends and network operators' changing needs; our ability to successfully comply with or obtain a waiver of compliance with the financial covenants under our credit facilities and therefore continue as a going concern; the sufficiency of our cash resources and needs for additional financing; our ability to forecast future demand or the level of inventory in our; our ability to manage inventory and the risk of excess or obsolete inventory in our channel; the impact of competitive pressures on the development of new products and our success against competitors in our markets; risks caused by political tensions around the world; the strength of the United States dollar and the impact on the cost of our products globally; current or future unfavorable economic conditions, both domestically and in our foreign markets, including the risk of a global or localized recessions; our reliance on limited or sole source suppliers; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the ability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the technological complexity of our products, which may contain undetected hardware defects or software bugs or subject our products to the risks of ransomware or malware or other cyber-attacks; the impact of any material weaknesses in and our ability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; the impact of actual or threatened health epidemics and other outbreaks; our reliance on the availability of third-party licenses; and our inability to obtain intellectual property protections for our products. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023

Revenues	$42,337	$40,206	$77,401
Cost of revenues	33,652	51,236	37,741
Gross profit	8,685	(11,030)	39,660
Gross margin	20.5%	(27.4)%	51.2%
Operating expenses
Research and development	10,799	13,057	14,262
Sales and marketing	9,721	9,726	11,670
General and administrative	7,510	6,207	6,667
Depreciation and amortization	1,633	1,596	1,496
Total operating expenses	29,663	30,586	34,095
Operating (loss) income	(20,978)	(41,616)	5,565
Operating margin	(49.6)%	(103.5)%	7.2%
Interest expense, net	881	725	597
Other expense (income), net	59	(10)	154
(Loss) income before income taxes	(21,918)	(42,331)	4,814
Provision for income taxes	4,529	10,523	538
Net (loss) income	$(26,447)	$(52,854)	$4,276

(Loss) earnings per share
Basic	$(0.95)	$(1.91)	$0.16
Diluted	$(0.95)	$(1.91)	$0.15
Weighted-average number of shares outstanding to compute (loss) earnings per share
Basic	27,849,604	27,680,080	27,341,013
Diluted	27,849,604	27,680,080	28,452,855

Share-based compensation included in costs and expenses:
Cost of revenues	$33	$47	$56
Research and development	945	1,005	1,269
Sales and marketing	508	547	700
General and administrative	1,100	1,212	850
Total share-based compensation expense	$2,586	$2,811	$2,875

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash	$38,711	$18,710
Accounts receivable, net of credit losses of $860 and $283	58,157	64,103
Inventories, net	55,593	66,878
Income taxes receivable	300	222
Prepaid expenses	12,752	6,589
Other current assets	6,334	6,069
Total current assets	171,847	162,571

Noncurrent assets
Property and equipment, net	13,741	12,879
Software, net	12,220	11,985
Operating lease assets	7,327	7,894
Intangible assets, net	7,300	7,675
Goodwill	9,842	9,842
Deferred tax assets, net	—	3,694
Other noncurrent assets	1,280	1,335
TOTAL ASSETS	$223,557	$217,875
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$15,783	$19,120
Accrued liabilities	42,511	47,069
Employee compensation	4,229	5,071
Current portion of long-term debt, net	2,514	3,186
Deferred revenues	8,510	8,765
Other current liabilities	13,734	13,117
Total current liabilities	87,281	96,328
Noncurrent liabilities
Long-term debt, net	61,315	21,926
Deferred revenues	10,074	10,473
Noncurrent operating lease liabilities	6,409	6,595
Other noncurrent liabilities	1,688	1,619
Total liabilities	166,767	136,941
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at March 31, 2024 and December 31, 2023; 27,892,848 outstanding at March 31, 2024 and 27,834,908 outstanding at December 31, 2023	3	3
Additional paid in capital	155,137	152,768
Treasury shares, at cost, 265,153 shares at March 31, 2024 and 260,236 shares at December 31, 2023	(5,646)	(5,624)
Accumulated deficit	(91,045)	(64,598)
Accumulated other comprehensive loss	(1,659)	(1,615)
Total shareholders’ equity	56,790	80,934
TOTAL LIABILITIES AND EQUITY	$223,557	$217,875

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Cash flows from operating activities:
Net (loss) income	$(26,447)	$(52,854)	$4,276
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization of software and intangible assets	2,536	2,414	2,095
Amortization of debt issuance costs	77	99	75
Share-based compensation	2,586	2,811	2,875
Deferred income taxes	3,694	8,800	(1,519)
Provision for inventory excess and obsolescence	6,175	10,958	1,336
Other	687	(431)	(231)
Change in assets and liabilities:
Receivables	2,385	9,399	(8,973)
Inventories	5,110	1,928	(12,601)
Prepaid expenses	(6,161)	2,224	1,069
Accounts payable	(3,581)	(7,141)	(1,474)
Accrued employee compensation	(1,018)	(145)	(584)
Other assets and liabilities	(1,690)	15,712	7,697
Net cash used in operating activities	(15,647)	(6,226)	(5,959)
Cash flows from investing activities:
Purchases of property and equipment	(1,767)	(1,228)	(1,569)
Purchases of software	(1,250)	(1,118)	(1,537)
Net cash used in investing activities	(3,017)	(2,346)	(3,106)
Cash flows from financing activities:
Proceeds from issuance of revolver debt	40,000	—	—
Repayment of term loan	(1,313)	(656)	(656)
Payment of debt issuance costs	—	(122)	—
Issuance of ordinary shares under ESPP	—	578	—
Taxes paid related to net share settlement of equity awards	(15)	(48)	(148)
Proceeds from share option exercises	—	—	387
Net cash provided by (used in) financing activities	38,672	(248)	(417)
Effect of exchange rate on cash	(7)	1	16
Net increase (decrease) in cash	20,001	(8,819)	(9,466)
Cash, beginning of period	18,710	27,529	48,162
Cash, end of period	$38,711	$18,710	$38,696

Supplemental disclosure of cash flow information:
Income taxes paid	$116	$960	$204
Interest paid	$1,030	$486	$412

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT CATEGORY
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Point-to-Multi-Point	$19,421	$22,575	$22,292
Point-to-Point	14,411	21,874	18,008
Enterprise	7,163	(5,478)	35,656
Other	1,342	1,235	1,445
Total Revenues	$42,337	$40,206	$77,401

REVENUES BY REGION
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
North America	$25,049	$27,056	$47,593
Europe, Middle East and Africa	8,410	3,418	19,708
Caribbean and Latin America	4,892	5,303	3,685
Asia Pacific	3,986	4,429	6,415
Total Revenues	$42,337	$40,206	$77,401

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net (loss) income as reported in our consolidated statements of operations excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring expenses, (v) share-based compensation expense, and (vi) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks’ control. As a result, management excludes this item from Cambium Networks' internal operating forecasts and models. We also adjust EBITDA to exclude nonrecurring expenses and restructuring expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses, nonrecurring legal expenses, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expenses are excluded. Management may issue different types of awards, including share options, and restricted share units, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control.

Amortization of acquired intangibles includes customer relationships and is excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks’ ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred. Non-GAAP results exclude the effect of a valuation allowance recorded against tax assets for the cumulative loss related to our UK and U.S. operations. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique non-recurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for the purpose of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect on earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net (loss) income	$(26,447)	$(52,854)	$4,276
Interest expense, net	881	725	597
Provision for income taxes	4,529	10,523	538
Depreciation and amortization of software and intangible assets	2,536	2,414	2,095
EBITDA	(18,501)	(39,192)	7,506
Share-based compensation	2,586	2,811	2,875
Restructuring and other nonrecurring expenses	377	1,191	—
Adjusted EBITDA	$(15,538)	$(35,190)	$10,381

Adjusted EBITDA Margin	(36.7)%	(87.5)%	13.4%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
GAAP gross profit	$8,685	$(11,030)	$39,660
Share-based compensation expense	33	47	56
Amortization of capitalized software costs	903	818	599
Restructuring and nonrecurring expense	3	69	—
Non-GAAP gross profit	$9,624	$(10,096)	$40,315
Non-GAAP gross margin	22.7%	(25.1)%	52.1%

GAAP research and development expense	$10,799	$13,057	$14,262
Share-based compensation expense	945	1,005	1,269
Restructuring and other nonrecurring expense	285	1,145	—
Non-GAAP research and development expense	$9,569	$10,907	$12,993

GAAP sales and marketing expense	$9,721	$9,726	$11,670
Share-based compensation expense	508	547	700
Restructuring and other nonrecurring expenses	18	34	—
Non-GAAP sales and marketing expense	$9,195	$9,145	$10,970

GAAP general and administrative expense	$7,510	$6,207	$6,667
Share-based compensation expense	1,100	1,212	850
Restructuring and other nonrecurring expenses	71	(57)	—
Non-GAAP general and administrative expense	$6,339	$5,052	$5,817

GAAP depreciation and amortization	$1,633	$1,596	$1,496
Amortization of acquired intangibles	375	375	374
Non-GAAP depreciation and amortization	$1,258	$1,221	$1,122

GAAP operating (loss) income	$(20,978)	$(41,616)	$5,565
Share-based compensation expense	2,586	2,811	2,875
Amortization of capitalized software costs	903	818	599
Amortization of acquired intangibles	375	375	374
Restructuring and other nonrecurring expenses	377	1,191	—
Non-GAAP operating (loss) income	$(16,737)	$(36,421)	$9,413

GAAP pre-tax (loss) income	$(21,918)	$(42,331)	$4,814
Share-based compensation expense	2,586	2,811	2,875
Amortization of capitalized software costs	903	818	599
Amortization of acquired intangibles	375	375	374
Restructuring and other nonrecurring expenses	377	1,191	—
Non-GAAP pre-tax (loss) income	$(17,677)	$(37,136)	$8,662

GAAP provision for income taxes	$4,529	$10,523	$538
Valuation allowance impacts	11,194	29,841	—
Tax rate change	—	(2,845)	28
Tax impacts of share vesting	58	169	(99)
Tax effect of Non-GAAP adjustments	(1,060)	(1,039)	(770)
All other discrete items	(687)	(6,662)	(472)
Non-GAAP (benefit) provision for income taxes	$(4,976)	$(8,941)	$1,851
Non-GAAP ETR	28.1%	24.1%	21.4%

GAAP net (loss) income	$(26,447)	$(52,854)	$4,276
Share-based compensation expense	2,586	2,811	2,875
Amortization of capitalized software costs	903	818	599
Amortization of acquired intangibles	375	375	374
Restructuring and other nonrecurring expenses	377	1,191	—
Non-GAAP adjustments to tax	10,565	20,503	(544)
Tax effect of Non-GAAP adjustments	(1,060)	(1,039)	(770)
Non-GAAP net (loss) income	$(12,701)	$(28,195)	$6,811
Non-GAAP fully weighted basic shares	27,893	27,844	27,397
Non-GAAP fully weighted diluted shares	27,908	27,861	28,314
Non-GAAP net (loss) income per Non-GAAP basic share	$(0.46)	$(1.01)	$0.25
Non-GAAP net (loss) income per Non-GAAP diluted share	$(0.46)	$(1.01)	$0.24

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Investor Inquiries:

Peter Schuman, IRC

Vice President Investor, Industry Analyst & Public Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com